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EXHIBIT 3.5


                        THIRD CERTIFICATE OF AMENDMENT TO THE
                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                           FURR'S/BISHOP'S, INCORPORATED

                      _______________________________________

                      PURSUANT TO SECTION 103 AND SECTION 242
                         OF THE GENERAL CORPORATION LAW OF
                               THE STATE OF DELAWARE
                      _______________________________________


     The undersigned, Phillip Ratner, certifies that he is the President of Furr's/Bishop's, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

     FIRST: The name of the Corporation is Furr's/Bishop's, Incorporated.

     SECOND: This Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation was unanimously approved by the Board of Directors of the Corporation and thereafter duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     THIRD: Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

     Section 4.01 of the Amended and Restated Certificate of Incorporation of the Corporation entitled "Authorized Shares" is hereby amended to read in its entirety as follows:

"SECTION 4.01 AUTHORIZED SHARES. The aggregate number of shares of all classes of capital stock which the Corporation is authorized to issue is 155 million shares, consisting of 150 million shares of Common Stock, par value $.01 per share (" Common Stock") and 5 million shares of preferred stock, par value $.01 per share ("Preferred Stock").

     FOURTH: This amendment shall become effective at 4:30 p.m. on the date of filing.

     IN WITNESS WHEREOF, the Company has caused this Third Certificate of Amendment to its Amended and Restated Certificate of Incorporation to be signed by Phillip Ratner, its President and Chief Executive Officer, this 8th day of December 1999.

                                   Furr's/Bishop's, Incorporated

                                   By:  /s/ Phillip Ratner
                                        ---------------------------------------
                                        Phillip Ratner
                                        President and
                                        Chief Executive Officer


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